                                                                    Exhibit 99.2

                                                                  EXECUTION COPY

                              STOCKHOLDER AGREEMENT
                              ---------------------

          STOCKHOLDER AGREEMENT, dated as of May 8, 2002 (this "Agreement"), by the undersigned stockholder (the "Stockholder") of Dynacare Inc., an Ontario corporation (the "Company"), for the benefit of Laboratory Corporation of America Holdings, a Delaware corporation ("LabCorp").

                                    RECITALS
                                    --------

          WHEREAS, LabCorp, 3065619 NOVA SCOTIA COMPANY, and the Company are entering into a Pre-Merger Agreement, dated as of May 8, 2002 (the "Merger Agreement"), as part of a plan of arrangement pursuant to Section 182 of the Business Corporations Act (Ontario) (the "OBCA") of the Company, LabCorp and 3065619 NOVA SCOTIA COMPANY (the "Arrangement") whereby, upon the terms and subject to the conditions set forth in the Merger Agreement, each issued and outstanding share of capital stock of the Company ("Company Capital Stock"), not owned directly or indirectly by LabCorp or the Company, will be converted into
0.1164 shares (the "Exchange Ratio") of Common Stock, par value $.10 per share, of LabCorp ("LabCorp Common Stock") (or 0.2328 shares of LabCorp Common Stock after the planned two-for-one stock split on May 10, 2002) and cash in the amount of $11.50 (the "Cash Consideration");

          WHEREAS, the Stockholder owns of record and/or holds stock options, warrants or convertible securities to acquire (whether or not vested) or the right to acquire or exercise investment or voting power over that number and class of shares of Company Capital Stock appearing on the signature page hereof (such shares of Company Capital Stock, together with any other shares of capital stock of the Company acquired by such Stockholder or as to which the Stockholder may acquire direct or indirect voting or investment power after the date hereof and during the term of this Agreement, being collectively referred to herein as the "Subject Shares");

          WHEREAS, as a condition to its willingness to enter into the Merger Agreement and the Arrangement, LabCorp has required that the Stockholder agree, and in order to induce LabCorp to enter into the Merger Agreement, the Stockholder has agreed, to enter into this Agreement.

          NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements set forth herein, the Stockholder agrees as follows:

          1. Grant of Option. The Stockholder hereby grants LabCorp an
             ---------------
irrevocable option (the "Option") to purchase the Subject Shares on the terms and subject to the conditions set forth below:

          (a) Exercise. At any time prior to the termination of the Option granted hereunder in accordance with the terms of this Agreement, LabCorp (or a wholly owned subsidiary of LabCorp designated by LabCorp) may exercise the Option, in whole only and not in part, if, and only if, on or after the date hereof an event has occurred that would allow LabCorp to require the Company to pay LabCorp the termination fee described in Section 8.05 of the Merger Agreement (any such event, a "Trigger Event"). The Stockholder shall notify LabCorp promptly in writing of the occurrence of any Trigger Event of which it is aware; provided, however, that notice shall not be a condition to the right of LabCorp to exercise the Option.

          (b) Exercise Procedure. In the event LabCorp wishes to exercise the Option, LabCorp shall deliver to the Stockholder a written notice (an "Exercise Notice"). Provided that the conditions set forth in paragraph (f) hereof to the Stockholder's obligation to sell the Subject Shares to LabCorp hereunder have been satisfied or, if legally possible, waived, LabCorp shall, upon delivery of the Exercise Notice and tender of the applicable aggregate Exercise Price (as defined below), immediately be deemed to be the holder of record of such Subject Shares purchasable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing the Subject Shares shall not theretofore have been delivered to LabCorp. If the conditions set forth in paragraph (f) hereof have not been satisfied or, if legally possible, waived, LabCorp shall not be deemed to be the holder of record unless and until the conditions in paragraph (f) have been satisfied or, if legally possible, waived. The closing of the purchase of the Subject Shares (the "Closing") shall occur at a place, on a date and at a time designated by LabCorp in the Exercise Notice delivered at least two (2) business days prior to the date of the Closing, and shall occur no later than fifteen (15) days after the Exercise Notice is delivered or, if a waiting period under the HSR Act, the Investment Canada Act, the Competition Act (Canada), or the pre-merger filing requirements of any other jurisdiction applies to the acquisition of the Subject Shares by LabCorp, fifteen (15) days after the expiration or termination of all such applicable waiting periods; provided that if that expiration or termination does not occur within thirty (30) days after the Drop Dead Date, as that term is defined under the Merger Agreement (including any modifications or extensions thereof) (the "Option Drop Dead Date"), the Closing shall not occur, and the Exercise Notice shall be deemed to be null and void.

          (c) Termination of the Option. The Option shall terminate upon the earlier of: (i) the Effective Time of the Merger; and (ii) thirty (30) days following the termination of the Merger Agreement. Notwithstanding the foregoing, if the Option cannot be exercised by reason of any applicable judgment, decree, order, law or regulation, the Option shall remain exercisable and shall not terminate until the earliest of (x) the date on which such impediment shall become final and not subject to appeal, (y) 5:00 p.m. New York City Time, on the tenth (10th) business day after such impediment shall have been removed and (z) the Option Drop Dead Date. Notwithstanding the termination of the Option, LabCorp shall be entitled to purchase the Subject Shares with respect to which LabCorp had exercised the Option prior to such termination, subject to the limitations of
Section 1(b) above.

          (d) Exercise Price. The purchase price per share of Subject Shares purchased pursuant to the Option (the "Exercise Price") shall be an amount in cash equal to the sum of (A) the product of (x) the Exchange Ratio multiplied by
(y) the average closing price of LabCorp Common Stock for the twenty (20) trading days preceding the date the Option is exercised plus (B) the Cash Consideration per share. In the event the Option is exercised to purchase options or warrants, the Exercise Price shall be reduced by the exercise price of the options or warrants.

          (e) Exercise for all. In the event LabCorp exercises the Option, LabCorp hereby covenants and agrees that it will exercise options for the shares of Company Common Stock from each other Stockholder who has entered into an Agreement on the date hereof that is substantially identical to this Agreement.

          (f) Conditions to Closing. The obligation of the Stockholder to sell the Subject Shares to LabCorp hereunder and the right of LabCorp to purchase the Subject Shares hereunder are subject to the conditions that (i) all waiting periods, if any, under the HSR Act, the Investment Canada Act, and the Competition Act (Canada) and any other applicable pre-merger filing requirements of any other jurisdiction applicable to (A) the sale of the Subject Shares by Stockholder and (B) the acquisition of the Subject Shares by LabCorp hereunder and (ii) all consents, approvals, orders or authorizations of, or registrations, declarations or filings with, any federal, state or local administrative agency or commission or other federal, state or local governmental authority or instrumentality, if any, required in connection with the sale of the Subject Shares by the Stockholder, the acquisition of the Subject Shares by LabCorp and, if applicable, the acquisition of LabCorp Common Stock by Stockholders hereunder shall have been obtained or made, as the case may be; and (iii) no preliminary or permanent injunction or other order by any court of competent jurisdiction prohibiting or otherwise restraining such sale shall be in effect.

          (g) Closing. At the Closing, (i) the Stockholder shall deliver to LabCorp a certificate or certificates evidencing the Subject Shares being purchased, duly endorsed in blank, or with appropriate stock powers, duly executed in blank, in proper form for transfer and with all applicable taxes paid or provided for and (ii) LabCorp shall deliver to the Stockholder by wire transfer of immediately available funds to the account or accounts specified in writing by the Stockholder the aggregate Exercise Price for the Subject Shares.

          2. Representations and Warranties of the Stockholder. The Stockholder
             -------------------------------------------------
hereby represents and warrants to LabCorp as follows:

          (a) Organization; Authority; Execution and Delivery; Enforceability. The Stockholder (i) is, if not a natural person, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and (ii) has the requisite corporate, company, partnership or other power and authority to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to comply with the terms hereof. The execution and delivery by the Stockholder, the consummation by the Stockholder of the transactions contemplated hereby and compliance by the Stockholder with the provisions hereof have been duly authorized by all necessary corporate, company, partnership or other action on the part of the Stockholder and no other corporate, company, partnership or other proceedings on the part of the Stockholder are necessary to authorize this Agreement, to consummate the transactions contemplated hereby or to comply with the provisions hereof. This Agreement has been duly executed and delivered by the Stockholder and constitutes a valid and binding obligation of the Stockholder and, assuming this Agreement constitutes a valid and binding obligation of LabCorp, is enforceable against the Stockholder in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws affecting the rights and remedies of creditors generally and general principles of equity (whether considered in a proceeding in equity or at law). The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance with the provisions hereof do not and will not conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any lien in or upon any of the properties or assets of the Stockholder under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under, any provision of (i) any certificate of incorporation or by-laws, partnership agreement or limited liability company agreement (or similar organizational documents) of the Stockholder, (ii) any material contract to which the Stockholder is a party or any of the properties or assets of the Stockholder is subject or (iii) subject to the governmental filings and other matters referred to in the following sentence, any (A) statute, law, ordinance, rule or regulation or (B) judgment, order or decree, in each case, applicable to the Stockholder or its properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, breaches, defaults, rights, losses, liens or entitlements that individually or in the aggregate could not reasonably be expected to impair in any material respect the ability of the Stockholder to perform its obligations under this Agreement or prevent or materially impede or delay the consummation of any of the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to the Stockholder in connection with the execution and delivery of this Agreement by such Stockholder, the consummation by the Stockholder of the transactions contemplated hereby or the compliance by the Stockholder with the provisions hereof, except for (1) filings under the HSR Act, the Investment Canada Act and the Competition Act (Canada) and any other applicable competition, merger control, antitrust or similar law or regulation, and (2) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made individually or in the aggregate could not reasonably be expected to impair in any material respect the ability of the Stockholder to perform its obligations under this Agreement or prevent or materially impede or delay the consummation of any of the transactions contemplated hereby.

          (b) The Subject Shares. (i) The Stockholder is the record and beneficial owner of, and has good and marketable title to, the Subject Shares set forth opposite its name on Schedule A hereto, free and clear of any Liens
                               ----------
except as set forth on Schedule A. As of the date hereof, other than as set
                       ----------
forth on Schedule A hereto, the Stockholder does not own (of record or
         ----------
beneficially) any shares of capital stock of the Company, and the Stockholder does not own (of record or beneficially) any options, warrants, rights or other similar instruments to acquire any capital stock or other voting securities of the Company. Except as set forth on Schedule A, the Stockholder has the sole
                                    ----------
right to Transfer (as defined in Section 4(c)) and direct the voting of the Subject Shares, and none of such Subject Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the Transfer or the voting of the Subject Shares, except as set forth in Sections 1 and 4 of this Agreement.

               (ii) In the event LabCorp exercises the Option, upon delivery of the Subject Shares covered thereby and payment of the aggregate Exercise Price therefor as contemplated in Section 1, LabCorp will receive good and valid title to the Subject Shares free and clear of any Liens or adverse claims.

          3. Representations and Warranties of LabCorp. LabCorp hereby
             -----------------------------------------
represents and warrants to the Stockholder as follows:

          (a) Organization; Authority; Execution and Delivery; Enforceability. LabCorp (i) is duly incorporated, validly existing and in good standing under the laws of the State of Delaware and (ii) has all requisite corporate power and authority to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to comply with the terms hereof. The execution and delivery of this Agreement by LabCorp, the consummation by LabCorp of the transactions contemplated hereby and compliance by LabCorp with the provisions hereof have been duly authorized by all necessary corporate action on the part of LabCorp and no other corporate proceedings on the part of LabCorp are necessary to authorize this Agreement, to consummate the transactions contemplated hereby or to comply with the provisions hereof. This Agreement has been duly executed and delivered by LabCorp and, assuming due execution by the Stockholder, constitutes a valid and binding obligation of LabCorp enforceable against LabCorp in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws affecting the rights and remedies of creditors generally and general principles of equity (whether considered in a proceeding in equity or at law). The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance with the provisions hereof do not and will not conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien in or upon any of the properties or assets of LabCorp under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under, any provision of (i) the Amended and Restated Certificate of Incorporation or Amended and Restated By-laws of LabCorp, (ii) any contract to which LabCorp is a party or any of its properties or assets is subject or (iii) subject to the governmental filings and other matters referred to in the following sentence, any (A) statute, law, ordinance, rule or regulation or (B) judgment, order or decree, in each case, applicable to LabCorp or its properties or assets, other than, in the case of clauses (ii) and
(iii), any such conflicts, violations, breaches, defaults, rights, losses, Liens or entitlements that individually or in the aggregate could not reasonably be expected to impair in any material respect the ability of LabCorp to perform its obligations under this Agreement or prevent or materially delay the consummation of any of the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to LabCorp in connection with the execution and delivery of this Agreement by LabCorp, the consummation by LabCorp of the transactions contemplated hereby or compliance by LabCorp with the provisions hereof, except for (1) filings under the HSR Act, the Investment Canada Act and the Competition Act (Canada) and any other applicable competition, merger control, antitrust or similar law or regulation, (2) filings with the SEC of such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby and (3) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made individually or in the aggregate could not reasonably be expected to impair in any material respect the ability of LabCorp to perform its obligations under this Agreement or prevent or materially delay the consummation of any of the transactions contemplated hereby.

          (b) Investment Representations of LabCorp. LabCorp represents, warrants, and covenants to the Stockholder as follows (except as contemplated by this Agreement and the Merger Agreement and the transactions contemplated thereby):

               (i) LabCorp does not now have, and as of the Closing will not have, any present plan or intention to effect a distribution of the Subject Shares within the meaning of the Securities Act;

               (ii) LabCorp understands that any sale of the Subject Shares hereunder is intended to be exempt from registration, and that no registration statement relating to the sale of the Subject Shares in connection with this Agreement has been or will be filed with the SEC or any state securities commission;

               (iii) LabCorp intends to acquire the Subject Shares solely for its own account, for investment purposes only and not with a view to the resale or distribution thereof in violation of the Securities Act;

               (iv) LabCorp agrees not to sell, transfer, exchange, pledge or otherwise dispose of, or make any offer or agreement relating to the Subject Shares and/or any option, right or other interest with respect to the Subject Shares that LabCorp may acquire, unless counsel representing LabCorp, which counsel is reasonably satisfactory to the Company and the Company's legal counsel, shall have advised the Company in a written opinion letter satisfactory to the Company and the Company's legal counsel, and upon which the Company and the Company's legal counsel may rely, that no registration under the Securities Act would be required in connection with the proposed sale, transfer, exchange, pledge or other disposition;

               (v) LabCorp is an "accredited investor" as defined in Rule 501 of Regulation D under the Securities Act and as defined in Rule 45-501 of the Securities Act (Ontario), has the capacity to protect its interests in connection with this Agreement, and has such knowledge and experience in financial, tax and business matters to be capable of evaluating the merits and risks of an investment in the Subject Shares and in protecting its interests in connection with the investment in the Subject Shares;

               (vi) LabCorp acknowledges that (A) it has conducted its own investigation and review of the business and affairs of the Company, (B) it has not relied on any representations or warranties of the Stockholder concerning the business and affairs of the Company or an investment in the Subject Shares,
(C) it has had the opportunity to ask questions of and receive information and answers from the Company concerning the Subject Shares and other matters pertaining to an investment in the Subject Shares, and (D) it has been given the opportunity to verify the information provided to it in order for LabCorp to evaluate the merits and risks of an investment in the Subject Shares, and all such questions have been answered and all such information has been provided to the full satisfaction of LabCorp;

               (vii) LabCorp further acknowledges, represents, agrees and is aware that the representations, warranties, agreements, undertakings and acknowledgments made by LabCorp in this Agreement are made with the intent that they be relied upon by such Stockholder and the Company in determining the suitability of LabCorp as an investor in the Subject Shares; and

               (viii) LabCorp undertakes to notify the Stockholder immediately of any change in any representation, warranty or other information relating to LabCorp set forth herein.

          4. Covenants of Stockholder. Until the termination of this Agreement
             ------------------------
in accordance with Section 5, Stockholder agrees as follows:

               (a) At the Company Meeting (or at any adjournment thereof) or in any other circumstances upon which a vote, consent or other approval with respect to the Arrangement Resolution and the Transaction is sought, the Stockholder shall vote (or cause to be voted) the Subject Shares in favor of the Arrangement Resolution and the Transaction;

               (b) The Stockholder covenants and agrees in favor of LabCorp, that if LabCorp so requests (i) not later than five days prior to the date of the Company Meeting, it shall deliver or cause to be delivered to the Company duly executed proxies in favor of LabCorp voting in favor of the Merger and (ii) such proxies will not be revoked, provided, however, that if a waiting period under the HSR Act, the Investment Canada Act, the Competition Act (Canada) or the pre-merger filing requirements of any other jurisdiction applies to the grant of the proxies so requested, the Stockholder shall not deliver or grant such proxies until any applicable waiting periods shall have expired or terminated.

               (c) The Stockholder covenants that it will not exercise any rights of dissent provided under Section 185 of the OBCA or any order relating to the Arrangement or otherwise in connection with the Arrangement;

               (d) At any meeting of the Company Securityholders or at any adjournment thereof or in any other circumstances upon which the Stockholder's vote, consent or other approval is sought, the Stockholder shall vote (or cause to be voted) the Subject Shares against (i) any Acquisition Proposal or transaction or occurrence that if proposed and offered to the Company or its stockholders (or any of them) would constitute an Acquisition Proposal (collectively, "Alternative Transactions"), and (ii) any amendment of the Company's Articles of Incorporation or By-Laws, which amendment would in any manner impede, frustrate, prevent or nullify the Transaction, the Merger Agreement or any of the other transactions contemplated by the Merger Agreement or change in any manner the voting rights of any class of capital stock of the Company;

               (e) Other than pursuant to this Agreement and the Merger Agreement, the Stockholder agrees not to (i) sell, transfer, pledge, assign or otherwise dispose of (including by gift) (collectively, "Transfer"), or enter into any contract, option or other arrangement (including any profit-sharing arrangement) with respect to the Transfer of the Subject Shares to any person or
(ii) enter into any voting arrangement, whether by proxy, voting agreement or otherwise, in relation to the Subject Shares, and agrees not to commit or agree to take any of the foregoing actions, provided, however, that (A) the
                                      --------  -------
Stockholder may transfer Subject Shares to one or more parties affiliated with the Stockholder provided that (i) prior to such transfer the Stockholder causes the transferee to execute and deliver to LabCorp a Stockholder Agreement substantially identical to this Agreement and providing for an identical grant of an Option and other substantive provisions provided herein, and being reasonably satisfactory to LabCorp, and (ii) the transfer to the transferee and the issuance of the LabCorp Common Stock to such transferee can be effected without the consent or approval of any third party, and (B) in the event the Stockholder reasonably believes that the Company is or may become a "controlled foreign corporation" (within the meaning of Section 957 of the Internal Revenue Code of 1986, as amended (the "Code") and the Treasury Regulations promulgated under the Code), then the Stockholder may Transfer a number of the Subject Shares to its general and limited partners equal to (but not in excess of) the number of Subject Shares that shall (x) cause the Company to cease to be or not become a "controlled foreign corporation" (within the meaning of Code Section 957 and the Treasury Regulations promulgated under the Code) or (y) otherwise minimizes any tax cost attributable to Code Section 951 or Code Section 1248 with respect to the Stockholder and its direct and indirect partners, which number of Transferred Shares shall be determined in the reasonable discretion of Stockholder after consultation with its tax counsel. In the event of a Transfer in accordance with clause (B) of the proviso to the immediately preceding sentence, the Stockholder shall (i) notify LabCorp prior to making the Transfer of its intention to do so and (ii) use its reasonable best efforts to cause the transferees to execute and deliver to Lighthouse a Stockholder Agreement substantially identical to this Agreement and providing for an identical grant of an Option and other substantive provisions provided herein. For further clarification, a Transfer in accordance with clause (B) of the first sentence of this Section 4(e) shall not be subject to the requirements set forth in clause
(A) of that sentence;

               (f) The Stockholder shall not, nor shall the Stockholder permit any affiliate, director, officer, employee, investment banker, attorney or other advisor or representative of the Stockholder to, (i) directly or indirectly solicit, initiate or knowingly encourage the submission of, any Acquisition Proposal or (ii) directly or indirectly participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any Acquisition Proposal;

               (g) The Stockholder shall promptly notify LabCorp in writing of any contact, inquiry, submission, proposal or offer of which Stockholder becomes aware for an Acquisition Proposal and of any request in connection with such a proposal for non-public information relating to the Company or any of its material Subsidiaries any of the relevant details relating to such a proposal (including the identity of the prospective party and the proposed terms and conditions) known at such time; and

               (h) The Stockholder shall use the Stockholder's best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with LabCorp in doing, all things necessary, proper or advisable to support and to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by the Merger Agreement.

          5. Termination. This Agreement shall terminate at the time when the
             -----------
Option would otherwise expire under Section 1(c) or the final proviso of Section 1(b). In the event of the termination of this Agreement pursuant to this Section 5, except as set forth herein, this Agreement shall forthwith become null and void, there shall be no liability on the part of any of the parties, and except as set forth in this Section 5 all rights and obligations of each party hereto shall cease; provided, however, that no such termination of this Agreement shall relieve any party hereto from any liability for any willful and material breach of any provision of this Agreement prior to termination.

          6. Further Assurances. The Stockholder will, from time to time,
             ------------------
execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as LabCorp may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement.

          7. Successors, Assigns and Transferees Bound. (a) The Stockholder
             -----------------------------------------
agrees that this Agreement and the obligations hereunder shall attach the Subject Shares and shall be binding upon any person or entity to which legal or beneficial ownership of the Subject Shares shall pass, whether by operation of law or otherwise, including the Stockholder's heirs, guardians, administrators or successors, and the Stockholder further agrees to take all actions necessary to effectuate the foregoing, except as otherwise provided in Section 4(e). The Stockholder agrees that each certificate representing the Subject Shares shall be inscribed with the legend required by Section 7(b). In the event of any stock split, stock dividend, reclassification, merger, reorganization, recapitalization or other change in the capital structure of the Company affecting the capital stock of the Company, the number of Subject Shares shall be adjusted appropriately. In the event of any change in the Company Common Stock or LabCorp Common Stock by reason of stock dividends, stock splits, mergers (other than the Merger), recapitalizations, combinations, exchange of shares or the like, the type and number of shares or securities subject to the Option, and the purchase price per share provided in Section 1(d) hereof, shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction so that LabCorp shall receive, upon exercise of the Option, the number and class of shares or other securities or property that LabCorp would have received in respect of the Company Common Stock if the Option had been exercised immediately prior to such event or the record date therefor, as applicable. In addition, in the event of any other acquisition of additional shares of capital stock of the Company or other voting securities of the Company by the Stockholder (including through the exercise of any warrants, stock options or similar instruments), the number of Subject Shares listed on Schedule
                                                                        --------
A hereto shall be increased appropriately. This Agreement and the
-
representations, warranties, covenants, agreements and obligations hereunder shall attach to any additional shares of capital stock of the Company or other voting securities of the Company issued to or acquired by the Stockholder directly or indirectly (including through the exercise of any warrants, stock options or similar instruments).

          (b) The Stockholder shall cause the certificated Subject Shares to have a legend placed conspicuously on such certificate to the following effect:

               "The shares of common stock evidenced by this certificate are subject to a Stockholder Agreement dated May 8, 2002, entered into by the record owner of such shares and LabCorp Corporation."

          The Stockholder shall cause a counterpart of this Agreement to be deposited with the Company at its principal place of business or registered office where it shall be subject to the same right of examination by a stockholder of the Company, in person or by agent or attorney, as are the books and records of the Company.

          8. Remedies. The Stockholder acknowledges that money damages would be
             --------
both incalculable and an insufficient remedy for any breach of this Agreement by it, and that any such breach would cause LabCorp irreparable harm. Accordingly, the Stockholder agrees that in the event of any breach or threatened breach of this Agreement, LabCorp, in addition to any other remedies at law or in equity it may have, shall be entitled, without the requirement of posting a bond or other security, to equitable relief, including injunctive relief and specific performance.

          9. Severability. The invalidity or unenforceability of any provision
             ------------
of this Agreement in any jurisdiction shall not affect the validity or enforceability of any other provision of this Agreement in such jurisdiction, or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

          10. Amendment. This Agreement may be amended only by means of a
              ---------
written instrument executed and delivered by both the Stockholder and LabCorp.

          11. Governing Law. This Agreement shall be governed by and construed
              -------------
in accordance with the laws of the Province of Ontario, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof, except to the extent mandatorily governed by the law of another jurisdiction. Each of the parties hereto (i) irrevocably consents to the exclusive jurisdiction and venue of the Ontario Superior Court of Justice (Commercial List), in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein and (ii) waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and venue.

          12. Capitalized Terms. Capitalized terms used in this Agreement that
              -----------------
are not defined herein shall have such meanings as set forth in the Merger Agreement.

          13. Counterparts. For the convenience of the parties, this Agreement
              ------------
may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          14. No Limitation on Actions of the Stockholder as Director. In the
              -------------------------------------------------------
event the Stockholder or any officer, director, partner or manager of the Stockholder or any affiliate thereof is a director of the Company, notwithstanding anything to the contrary in this Agreement, nothing in this Agreement is intended or shall be construed to require any such person to take or in any way limit any action that such person may take in his or her capacity as a director of the Company.

          IN WITNESS WHEREOF, Stockholder has caused this Agreement to be executed as of the date first above written.


                                     -------------------------------------------
                                     (print or type name)


                                     By:
                                        ----------------------------------------

Accepted and Agreed to as of the date set forth above:

LABORATORY CORPORATION
OF AMERICA HOLDINGS


By:
    ---------------------------------
    Name:
    Title:

                                   SCHEDULE A

                                        Number of Subject Shares
                                        Owned of Record or Pursuant
                                        to Vested or Unvested Options,
Name and Address of Stockholder         Warrants or Convertible Securities
-------------------------------         ----------------------------------

                                                  shares
                                        ---------

                                                  stock options or warrants
                                        ---------

                                                   convertible securities
                                        ----------